As filed with the Securities and Exchange Commission on June 10, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BJ Services Company

(Exact name of registrant as specified in its charter)

Delaware	63-0084140
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4601 Westway Park Blvd.

Houston, Texas 77041

(713) 462-4239

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Margaret B. Shannon

Vice President, General Counsel and Secretary

4601 Westway Park Blvd.

Houston, Texas 77041

(713) 462-4239

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Melinda Brunger

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☒                Accelerated filer  ☐                Non-accelerated filer  ☐                Smaller reporting company  ☐

                                                                                                                  (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Debt Securities

(1)	The registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. Under Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Accordingly, no filing fee is paid herewith.

PROSPECTUS

BJ SERVICES COMPANY

DEBT SECURITIES

We may offer debt securities from time to time. Specific terms of these securities will be provided in supplements to this prospectus. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis. You should read this prospectus and any supplement carefully before you invest.

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2009.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus or pricing supplement filed by us with the Securities and Exchange Commission, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.” Please read this information carefully. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any free writing prospectus or pricing supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the respective date on its cover page.

Except as otherwise specified, the terms “BJ Services,” the “Company,” “we,” “us,” and “our” refer to BJ Services Company and its subsidiaries.

i

THE COMPANY

BJ Services Company, whose operations trace back to the Byron Jackson Company (founded in 1872), was organized in 1990 under the corporate laws of the state of Delaware. We are a leading worldwide provider of pressure pumping and other oilfield services for the petroleum industry. Our pressure pumping services consist of cementing and stimulation services used in the completion of new oil and natural gas wells and in remedial work on existing wells, both onshore and offshore. Other oilfield services include completion tools, completion fluids, casing and tubular services, chemical services, and precommissioning, maintenance and turnaround services in the pipeline and process business, including pipeline inspection.

Our principal executive offices are located at 4601 Westway Park Blvd, Houston, Texas 77041, and our telephone number at that address is (713) 462-4239.

Our internet web site address is www.bjservices.com. Information contained on or accessible from our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement including the exhibits and schedules thereto. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.bjservices.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

(i) Annual Report on Form 10-K for the fiscal year ended September 30, 2008;

(ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2008 and March 31, 2009; and

(iii) Current Reports on Form 8-K filed on October 14, 2008 (except for Item 2.02), October 30, 2008 (except for Item 2.02), November 17, 2008, January 12, 2009, January 27, 2009 (except for Item 2.02), March 5, 2009, and April 21, 2009 (except Item 2.02).

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

BJ Services Company

4601 Westway Park Blvd

Houston, Texas 77041

Attention: Corporate Secretary

(713) 462-4239

RISK FACTORS

Investment in our securities involves risks and uncertainties. You should consider carefully the risk factors identified under the caption “Risk Factors” in any applicable prospectus supplements and our most recent annual report on Form 10-K and in any of our other filings with the SEC under the Securities Exchange Act of 1934, as amended, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein before purchasing any of our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 concerning, among other things, our prospects, expected revenue, expenses and profits, developments and business strategies for our operations, all of which are subject to certain risks, uncertainties and assumptions. These forward-looking statements include all statements other than historical fact, including those identified as “Outlook” and by the use of terms and phrases such as “expect,” “estimate,” “project,” “forecast,” “believe,” “achievable,” “anticipate,” “should” and other terms and phrases that convey the uncertainty of future events or outcomes. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances but that may not prove to be accurate. Such statements are subject to risks and uncertainties, including, but not limited to:

•	general economic and business conditions,

•	global economic growth and activity,

•	oil and natural gas market conditions,

•	political and economic uncertainty,

•

other risks and uncertainties described elsewhere in our most recent annual report on Form 10-K and in any of our other filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, including the risk factors identified under the caption “Risk Factors.”

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected.

These factors are more fully described in our Form 10-K for the fiscal year ended September 30, 2008 under the heading “Risk Factors” and are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, unless the securities laws require us to do so.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

	Six Months Ended March 31,		Fiscal Year Ended September 30,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges	9.00	14.52	13.90	17.43	28.10	16.81	11.83

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, which may include repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be senior debt securities and will be direct, unsecured general obligations. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. The indenture will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “BJ Services,” “we”, “us” and “our” refer to BJ Services Company, and not to any of its subsidiaries or affiliates.

We have summarized some of the material provisions of the indenture below. This summary does not restate those agreements in their entirety. A form of senior indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because the indenture, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indenture have the same meanings when used in this prospectus.

General

The debt securities issued under the indenture will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt.

Most of our assets are held by our operating subsidiaries. With respect to these assets, holders of senior debt securities that are not guaranteed by our operating subsidiaries and holders of subordinated debt securities will have a position junior to the prior claims of creditors of these subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders, except to the extent that we may ourself be a creditor with recognized claims against any subsidiary. Our ability to pay the principal, premium, if any, and interest on any debt securities is, to a large extent, dependent upon the payment to us by our subsidiaries of dividends, debt principal and interest or other charges.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement and an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

The indenture will not limit the amount of debt securities that may be issued. The indenture will allow debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered, coupon or global form.

Covenants

The indenture does not contain any restrictions on our payment of dividends or any financial covenants. The indenture does not contain provisions that would afford holders of the notes protection in the event of a transfer of assets to a Subsidiary and incurrence of unsecured debt by that Subsidiary, or in the event of a decline in our credit quality resulting from highly leveraged or other similar transactions involving us.

Limitation on Indebtedness Secured by a Lien. The indenture provides that neither we nor any Subsidiary will create, assume, guarantee or suffer to exist any Indebtedness secured by any lien, pledge, mortgage, security interest, conditional sale or other title retention agreement or other similar encumbrance (“Lien”) on any Principal Property unless we secure or cause our Subsidiary to secure the debt securities equally and ratably with, or prior to, the secured Indebtedness. This restriction will not apply to Indebtedness secured by:

•

Liens on any Principal Property of any Person that exists prior to the time (A) that Person becomes a Subsidiary, (B) that Person merges into or consolidates with a Subsidiary or (C) a Subsidiary merges into or consolidates with that Person in a transaction in which that Person becomes a Subsidiary, provided that the Liens were not created in anticipation of or in connection with any transaction described in clauses (A), (B) or (C);

•	Liens in favor of us or a Subsidiary;

•

Liens on any Principal Property in favor of the United States of America or any state or political subdivision of the United States, or in favor of any other country or any political subdivision of any other country, to secure payment under any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the Principal Property subject to those Liens;

•

Liens on any Principal Property subsequently acquired by us or any Subsidiary, contemporaneously with the acquisition of the Principal Property or within 180 days after that acquisition, to secure or provide for the payment of any part of the purchase price, construction or improvement of the Principal Property, or Liens assumed by us or any Subsidiary upon any Principal Property subsequently acquired by us or any Subsidiary that existed at the time of the acquisition of the Principal Property, provided that the amount of any Indebtedness secured by any Lien created or assumed does not exceed the cost to us or our Subsidiary, as the case may be, of the Principal Property covered by that Lien;

•

Liens existing on the date of issuance of the first series of debt securities, and liens created after such date of issuance on equipment substituted in accordance with equipment partnership arrangements existing on the date of issuance of the first series of debt securities;

•	Liens representing the extension, renewal or refunding of any Lien referred to in any of the preceding clauses and the Indebtedness secured by those Liens;

•	Liens for taxes and governmental charges not yet due or that are being contested in good faith;

•

pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; and

•

any other Lien, so long as the aggregate of all Indebtedness secured by such Liens and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time, not including those in connection with which we have voluntarily retired funded Indebtedness as provided in the indenture, does not exceed 15% of the Consolidated Net Tangible Assets of us and our Subsidiaries.

Limitation on Sale and Lease-Back Transactions. The indenture provides that neither we nor any Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property unless either:

•

we or the Subsidiary would be entitled, under our covenant relating to “Limitation on Indebtedness Secured by a Lien,” to create, assume, guarantee or suffer Indebtedness secured by a Lien under any provision of the first five clauses in the preceding paragraph or to incur Indebtedness in a principal amount equal to or exceeding the Value of the Sale and Lease-Back Transaction secured by a Lien on the property to be leased without equally and ratably securing the securities; or

•

we or any Subsidiary, within 120 days after the effective date of the transaction, apply an amount equal to the greater of (x) the net proceeds of the sale of the property subject to the Sale and Lease-Back Transaction and (y) the Value of the Sale and Lease-Back Transaction, to the voluntary retirement of our Indebtedness, which may include the debt securities.

Additional Covenants. Under the indenture, we also:

•	will pay the principal of, interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee at the end of each fiscal year reviewing our obligations under the indenture;

•	will preserve our corporate existence; and

•	will deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Certain Definitions

“Capital Stock” is defined in the indenture to mean any and all shares, interests, participations or other equivalents in the equity interest in any Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person.

“Consolidated Net Tangible Assets” is defined in the indenture to mean total consolidated assets of us and our Subsidiaries, less (i) current liabilities of us and our Subsidiaries, and (ii) the net book amount of all intangible assets of us and our Subsidiaries.

“Consolidated Subsidiary” is defined in the indenture to mean at any date any Subsidiary the accounts of which are consolidated with ours for financial reporting purposes.

“Indebtedness” is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

“Person” is defined in the indenture to mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or any other entity.

“Principal Property” is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any item of marine, transportation, pressure pumping equipment or other like depreciable assets owned or leased by us or any Subsidiary, any Capital Stock (excluding treasury shares and margin stock in each case consisting of Capital Stock of the Company) or Indebtedness of a Subsidiary or any other property or right owned by or granted to us or any Subsidiary and used or held for use in any of the principal businesses conducted by us or any Subsidiary, except for any such property or right which, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries considered as one enterprise.

“Sale and Lease-Back Transaction” is defined in the indenture to mean the leasing by us or a Subsidiary for a period of more than three years of any Principal Property that has been sold or is to be sold or transferred by us or any Subsidiary to any party, other than us or a Subsidiary.

“Significant Subsidiary” is defined in the indenture to mean any Subsidiary (i) which, as of the close of our fiscal year immediately preceding the date of determination, contributed more than 10% of the consolidated net operating revenues of us and our consolidated Subsidiaries for such year or (ii) the total net tangible assets of which as of the close of such immediately preceding fiscal year exceeded 10% of the Consolidated Net Tangible Assets.

“Subsidiary” of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body and control the policies of that Person.

“Value” is defined in the indenture to mean, with respect to any Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction and (ii) the fair value in the opinion of the board of directors of the property at the time of entering into the Sale and Lease-Back Transaction, subject to adjustment at any particular time for the length of the remaining initial lease term.

“Voting Stock” is defined in the indenture to mean all classes of Capital Stock of a Person then outstanding normally entitled to vote in elections of directors or Persons performing similar functions, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Merger and Sale of Assets

The indenture will provide that we may not consolidate with or merge into any other person or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another person, unless:

•

either: (a) BJ Services is the surviving corporation; or (b) the person or entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than BJ Services) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

•

the person or entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than BJ Services) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of BJ Services under the securities and the indenture pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the applicable indenture by agreements reasonably satisfactory to the trustee;

•	we or the successor will not immediately be in default under the indenture; and

•

we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation or merger complies with the indenture and that all conditions precedent set forth in the indenture have been complied with.

Upon the assumption of our obligations by a successor, we will be discharged from all obligations under the indenture.

Events of Default

“Event of default,” when used in the indenture, with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the indenture (other than a covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to BJ Services by the trustee or to BJ Services and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the indenture (other than a covenant in set forth in Article Ten of the indenture or any other covenant a default in whose performance or whose breach is elsewhere specifically dealt with as an event of default or which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to BJ Services by the trustee or to BJ Services and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) BJ Services pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against BJ Services in an involuntary case, (ii) appoints a custodian of BJ Services or for all or substantially all of its property, or (iii) orders the liquidation of BJ Services; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a specified percentage of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indenture and the securities issued thereunder may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then outstanding securities of each series of securities affected by such amendment or supplemental indenture, with each such series voting as a separate series (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of securities with the consent of the holders of a majority in principal amount of the then-outstanding securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, securities).

Without the consent of each holder of the outstanding debt security affected, an amendment or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor),

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in the indenture,

(3) modify any of the provisions set forth in (i) sections related to matters addressed in items (1) through (15) of this caption, “—Amendments and Waivers,” (ii) the provisions of the indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (iii) the provisions of the indenture related to the waiver of past defaults under the indenture except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the trustee” and concomitant changes in this section of the indenture, or the deletion of this proviso in the indenture, in accordance with the requirements of the indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

(5) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without the consent of any holder of securities, BJ Services and the trustee may amend the indenture or the securities issued thereunder to:

(1) to cure any ambiguity or to correct or supplement any provision herein that may be inconsistent with any other provision therein;

(2) to evidence the succession of another person or entity to BJ Services and the assumption by any such successor of the covenants of BJ Services therein and, to the extent applicable, to the debt securities;

(3) to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code;

(4) to add a guarantee and cause any person or entity to become a guarantor, and/or to evidence the succession of another person or entity to a guarantor and the assumption by any such successor of the guarantee of such guarantor herein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) to secure the debt securities of any series;

(6) to add to the covenants of BJ Services such further covenants, restrictions, conditions or provisions as BJ Services shall consider to be appropriate for the benefit of the solders of all or any series of debt Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon BJ Services and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) to make any change to any provision of the indenture that does not adversely affect the rights or interests of any holder of debt securities;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the indenture on the date of the indenture;

(9) to add any additional defaults or events of default in respect of all or any series of debt securities;

(10) to add to, change or eliminate any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(12) to establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the indenture;

(14) to conform the text of the indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision was intended to be a verbatim recreation of a provision of the indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, BJ Services is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

BJ Services may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding debt securities (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on such debt securities when such payments are due from the trust referred to below;

(2) the obligations of BJ Services with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and the obligations of BJ Services in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, BJ Services may, at its option and at any time, elect to have the obligations of BJ Services released with respect to certain provisions of the indenture, including certain provisions set forth in any supplemental indenture (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a default or event of default. In the event Covenant Defeasance occurs in accordance with the indenture, the events of default described under clauses (3) and (4) under the caption “—Events of Default”, in each case, will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(5) BJ Services must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and BJ Services must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(6) in the case of Legal Defeasance, BJ Services has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) BJ Services has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(7) in the case of Covenant Defeasance, BJ Services has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(8) No default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(9) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which BJ Services is a party or by which BJ Services is bound;

(10) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which BJ Services or any of its subsidiaries is a party or by which BJ Services or any of its subsidiaries is bound;

(11) BJ Services must deliver to the trustee an officers’ certificate stating that the deposit was not made by BJ Services with the intent of preferring the holders of debt securities over the other creditors of BJ Services with the intent of defeating, hindering, delaying or defrauding creditors of BJ Services or others;

(12) BJ Services must deliver to the trustee an officers’ certificate, stating that all conditions precedent set forth in clauses (1) through (7) of this paragraph have been complied with; and

(13) BJ Services must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with; provided that the opinion of counsel with respect to clause (5) of this paragraph may be to the knowledge of such counsel.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the securities, as expressly provided for in the indenture) as to all outstanding securities issued thereunder when:

(1) either (a) all the securities theretofore authenticated and delivered (except lost, stolen or destroyed securities that have been replaced or paid and securities for whose payment money or certain United States governmental obligations have theretofore been deposited in trust or segregated and held in trust by BJ Services and thereafter repaid to BJ Services or discharged from such trust) have been delivered to the trustee for cancellation or (b) all securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of BJ Services, and BJ Services has irrevocably deposited or caused to be deposited with the trustee funds or U.S. government obligations, or a combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on the securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, on and interest on the securities to the date of deposit (in the case of securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from BJ Services irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) BJ Services has paid all other sums then due and payable under the indenture by BJ Services; and

(3) BJ Services has delivered to the trustee an officers’ certificate and an opinion of counsel, which, taken together, state that all conditions precedent under the Indenture relating to the satisfaction and discharge of the indenture have been complied with.

No Personal Liability of Directors, Officers, Employees, Partners and Stockholders

No director, officer, employee, incorporator, partner or stockholder of BJ Services, as such, shall have any liability for any obligations of BJ Services under the securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, upon BJ Services’ issuance of the securities and execution of the indenture, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the securities will be issued in denomination of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the securities. BJ Services may change the paying agent or registrar without prior notice to the holders of the securities, and BJ Services may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange securities in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and BJ Services may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. BJ Services is not required to transfer or exchange any security selected for redemption. Also, BJ Services is not required to transfer or exchange any security for a period of 15 days before a selection of securities to be redeemed.

Payment and Transfer

Principal, interest and any premium on fully registered securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indenture or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered securities may be transferred or exchanged at the corporation trust office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

When we issue a global security in registered form, the depository for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depository (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depository or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests in the global security.

We expect that the depository or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. Furthermore, if we specify, an owner of a beneficial interest in a global security may, on terms acceptable to us, the trustee and the applicable depository, receive individual debt securities of that series in exchange for those beneficial interests. The foregoing is subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

No Personal Liability of Officers, Directors, Employees or Stockholders

No officer, director, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any indenture or the debt securities by reason of his, her or its status as such.

Information Concerning the Trustee

A banking or financial institution will be the trustee under the indenture. A successor trustee may be appointed in accordance with the terms of the indenture.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein, will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indenture within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters, dealers or agents, or directly to purchasers. The underwriters may also sell the securities directly to other purchasers or through other dealers, who may receive compensation from the underwriters in the form of discounts, concessions or commissions.

If underwriters are used in the sale, the securities will be sold to the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Any initial public offering price and any discounts or concessions allowed or repaid to dealers may be changed from time to time.

We also may designate dealers, acting as our agents, to offer and sell securities upon certain terms and conditions. We may also sell securities directly to purchasers, without the use of underwriters, dealers or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation from us in a supplement to this prospectus.

We do not expect that debt securities will be listed on a national securities exchange or that, if listed, the listing will continue until the maturity of the debt securities. Also, certain broker-dealers may make a market in the debt securities, but they will not be obligated to do so and may discontinue any market making at any time and without any notice to you. Further, we cannot assure you that any broker-dealer will make a market in the debt securities or that any trading market for the debt securities will develop, be maintained or be liquid. If we know that the debt securities will be listed on an exchange or that a broker-dealer will make a market in the debt securities, we will include that information in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. We also may have agreements to contribute to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Andrews Kurth LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the underwriters or agents will be advised about legal matters relating to any offering by their own legal counsel, who will be named in the related prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of BJ Services Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$(1)
Legal fees and expenses (including Blue Sky fees)	(2)
Trustee fees	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)

TOTAL	$(2)

(1)	Deferred in reliance upon Rule 456(b) and Rule 457(r).
(2)	Cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporations Law (“DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends, or for any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that no director of the Company shall be held personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation also provides that if the DGCL is amended to authorize further limitation or elimination of the personal liability of directors, then the liability of the Company’s directors shall be limited or eliminated to the full extent permitted by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

Section 16 of Article III of the Company’s Bylaws provides as follows:

(a) The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any of its direct or indirect wholly-

owned subsidiaries or, while a director, officer, employee or agent of the Corporation or any of its direct or indirect wholly-owned subsidiaries, is or was serving at the request of the Corporation or any of its direct or indirect wholly-owned subsidiaries, as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable laws provided that the Corporation shall not be obligated to indemnify any such person against any such action, suit or proceeding which is brought by such person against the Corporation or any of its direct or indirect wholly-owned subsidiaries or the directors of the Corporation or any of its direct or indirect wholly-owned subsidiaries, other than an action brought by such person to enforce his rights to indemnification hereunder, unless a majority of the Board of Directors of the Corporation shall have previously approved the bringing of such action, suit or proceeding. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was licensed to practice law and an employee (including an employee who is or was an officer) of the Corporation or any of its direct or indirect wholly-owned subsidiaries and, while acting in the course of such employment committed or is alleged to have committed any negligent acts, errors or omissions in rendering professional legal services at the request of the Corporation or pursuant to his employment (including, without limitation, rendering written or oral legal opinions to third parties) against expenses (including counsel fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law; provided that the Corporation shall not be obligated to indemnify any such person against any action, suit or proceeding arising out of any adjudicated criminal, dishonest or fraudulent acts, errors or omissions of such person or any adjudicated willful, intentional or malicious acts, errors or omissions of such person.

(b) Expenses incurred by an officer or director of the Corporation or any of its direct or indirect wholly-owned subsidiaries in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 16. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

As permitted by the DGCL, the Company maintains officers’ and directors’ liability insurance that insures against claims and liabilities (with stated exceptions) that the Company’s officers and directors may incur in such capacities. In addition, the Company has entered into indemnification agreements with each of the directors and executive officers pursuant to which each director and executive officer is entitled to be indemnified to the fullest extent allowable under Delaware law.

The foregoing summaries are subject to the complete text of the DGCL and the Company’s Certificate of Incorporation as amended, Amended and Restated Bylaws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits and Financial Statement Schedules

(a) The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BJ Services Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 10, 2009.

BJ Services Company

By:	/S/ J. W. STEWART
Name:	J. W. Stewart
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey E. Smith, Douglas Bret Wells, Margaret B. Shannon, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement relating to this Registration Statement under Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2009.

Signature	Title

/S/ J.W. STEWART J.W. Stewart	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)

/S/ JEFFREY E. SMITH Jeffrey E. Smith	Executive Vice President—Finance and Chief Financial Officer (Principal Financial Officer)

/S/ L. SCOTT BIAR L. Scott Biar	Vice President—Controller (Principal Accounting Officer)

/S/ L. WILLIAM HEILIGBRODT L. William Heiligbrodt	Director

/S/ JOHN R. HUFF John R. Huff	Director

/S/ DON D. JORDAN Don D. Jordan	Director

/S/ WILLIAM H. WHITE William H. White	Director

Signature	Title

/S/ MICHAEL E. PATRICK Michael E. Patrick	Director

/S/ JAMES L. PAYNE James L. Payne	Director

EXHIBIT INDEX

Exhibit No.	Document

*1.1	Form of Underwriting Agreement.

4.1	Certificate of Incorporation, as amended as of October 22, 1996 (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 (file no. 1-10570) and incorporated herein by reference).

4.2	Certificate of Amendment to Certificate of Incorporation, dated January 22, 1998 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1999 (file no. 1-10570) and incorporated herein by reference).

4.3	Certificate of Amendment to Certificate of Incorporation, dated May 10, 2001 (filed as Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 and incorporated herein by reference).

4.4	Certificate of Amendment to Certificate of Incorporation, dated January 31, 2006 (filed as Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 (file no. 1-10570) and incorporated herein by reference).

4.5	Certificate of Designation of Series A Junior Participating Preferred Stock, as amended, dated September 26, 1996 (filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 1996 (file no. 1-10570) and incorporated herein by reference).

4.6	Amended and Restated Bylaws, as of December 6, 2007 (filed as Exhibit 3.1 to the Company’s Report on Form 8-K dated December 12, 2007 (file no. 1-10570) and incorporated herein by reference).

4.7	Indenture, dated June 8, 2006, between BJ Services Company, as issuer, and Wells Fargo Bank, N.A., as trustee (filed as Exhibit 4.1 to the Company’s Report on Form 8-K dated June 8, 2006 (file no. 1-10570) and incorporated herein by reference).

4.8	Form of Debt Securities (included in Exhibit 4.7).

**5.1	Opinion of Andrews Kurth LLP.

**12.1	Ratios of Earnings to Fixed Charges for the years ended September 30, 2008, 2007, 2006, 2005 and 2004.

**12.2	Ratios of Earnings to Fixed Charges for the six months ended March 31, 2009 and 2008.

**23.1	Consent of Deloitte & Touche LLP.

**23.2	Consent of Andrews Kurth (included in Exhibit 5.1).

**24.1	Power of Attorney (included on the signature page of the Registration Statement).

**25.1	Statement of Eligibility on Form T-1 of Wells Fargo Bank, N.A.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Filed herewith.